Exhibit 10.3

EXECUTION VERSION

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER

and

STARWOOD MORTGAGE FUNDING I LLC,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of February 1, 2015

Series 2015-GC28

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of February 1, 2015, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and Starwood Mortgage Funding I LLC, a Delaware limited liability company, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of February 1, 2015 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corporation II, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other mortgage loans, to a trust fund and certificates representing ownership interests in the Mortgage Loans, together with the other mortgage loans, will be issued by the trust fund (the “Trust Fund”).  In exchange for the Mortgage Loans and the other mortgage loans, the Trust Fund will issue to or at the direction of the Depositor certificates to be known as GS Mortgage Securities Trust 2015-GC28, Commercial Mortgage Pass-Through Certificates, Series 2015-GC28 (collectively, the “Certificates”).  For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File.  The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-Off Date, (excluding payments of principal and interest first due on the Mortgage Loans on or before the Cut-Off Date). In addition, on the Closing Date, the Seller shall cause to be delivered to the Depositor the aggregate Interest Deposit Amount with respect to those Mortgage Loans that accrue interest on the basis of a 360-day year and the actual number of days during each one-month interest accrual period, to be deposited by the Depositor into the Interest Reserve Account on behalf of the Seller and for the benefit of the Trust Fund, which Interest Deposit Amount for each such Mortgage Loan shall represent an amount equal to two days of interest at the related Net Mortgage Loan Rate on the related Cut-Off Date Principal Balance of such Mortgage Loan. Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Purchaser will sell certain of the Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of February 13, 2015 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain of the Certificates (the “Private Certificates”) to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of February 13, 2015 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $163,493,991.43, plus accrued interest on the Mortgage Loans from and including February 1, 2015 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible).

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-Off Date.  From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement.  Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator.  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.  Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.  The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses.  (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer, respectively, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian, the Master Servicer and the Special Servicer, as applicable, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(b)           The Seller shall deliver to and deposit (or cause to be delivered to and deposited) with the Master Servicer within five (5) Business Days after the Closing Date a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans and (y) a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan, provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(c)           With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4     Treatment as a Security Agreement.  Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans.  The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller.  The Seller covenants with the Purchaser as follows:

(a)           it shall cause Anderson McCoy & Orta, P.C. to record and file in the appropriate public recording office for real property records or UCC financing statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement.  All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause AMO to record or file, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)          as to each Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording.  The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original.  On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)           it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents;

(d)           the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(e)           if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus Supplement dated February 17, 2015 relating to the Public Certificates, the annexes and exhibits thereto and the DVD delivered therewith, or the Offering Circular dated February 17, 2015 relating to the Private Certificates, the annexes and exhibits thereto and the DVD delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law.  (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of February 13, 2015, among the

Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”)); and

(f)          for so long as the Trust Fund  is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Depositor and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant.

SECTION 6     Representations and Warranties.

(a)         The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)          The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)         Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)        The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)         There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)          The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller; and

(vii)       The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(b)          The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)         Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)        The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)        There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)         The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document; and

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

(c)         The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)         Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, then such party is required to give prompt written notice thereof to the Seller.

(e)          Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Certificateholders therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”).  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller.  Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions, not later than 90 days from any party discovering such Material Document Defect or Material Breach), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith or (ii) repurchase the affected Mortgage Loan or any related REO Property (or the Trust Fund’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure, or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above (it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and

provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date.  Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.  The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

(f)          In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all escrows and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied.

(g)         The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)         Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement.  The Seller’s obligation to cure any Material Breach or Material Document Defect or to repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)          The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and

(B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust Fund is 0001630477.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File.  The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing.  The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement.  The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)         Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)         The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)        The Purchaser shall have received the following additional closing documents:

(i)         copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)        a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;

(iii)       an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)       an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)        a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Primary Free Writing Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus Supplement appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)        The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement.  The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)        The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)        The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing.  The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10     Expenses. The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11     Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12     Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT,

THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13     Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14     Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15     No Third-Party Beneficiaries.  The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 16.

SECTION 16     Assignment.  The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.  The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns.  Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act.  The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

SECTION 17     Notices.  All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 200 West Street, New York, New York 10282, to the attention of Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number: (212) 291-5318, email: joe.osborne@gs.com, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Starwood Mortgage Funding I LLC, 1601 Washington Ave., Suite 800, Miami Beach, Florida 33139, Attention: Leslie K. Fairbanks, Executive Vice President, fax number: (305) 695-5449, with a copy to: LNR Property LLC, 1601 Washington Ave., Suite 800, Miami Beach, Florida 33139, Attention: Vincent Kallaher, Senior Vice President, fax number: (305) 695-5449, with a copy to: LNR Property LLC, 1601 Washington Ave., Suite 800, Miami Beach, Florida 33139, Attention: General Counsel, fax number: (305) 695-5449, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18     Amendment.  This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19     Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20     Exercise of Rights.  No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21     No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser  and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22     Miscellaneous.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23     Further Assurances.  The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORPORATION II

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Vice President

STARWOOD MORTGAGE FUNDING I LLC

By:	/s/ Jerry Hirschkorn
Name: Jerry Hirschkorn
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Control Number	Loan Number	Property Name	Address	City	State	Zip Code	Cut-Off Date Balance ($)	Mortgage Loan Rate (%)	Remaining Term To Maturity (Mos.)	Maturity Date	Remaining Amortization Term (Mos.)	Servicing Fee Rate (%)	Subservicing Fee Rate (%)	Mortgage Loan Seller	Crossed Group
10	1	Pangea 10					19,500,000	4.22500%	119	1/6/2025	360	0.00500%	0.00000%	SMF I	NAP
10.01	1.08	723-725 North Central Avenue	723-725 North Central Avenue	Chicago	Illinois	60644								SMF I
10.02	1.07	423-425 North Central Avenue	423-425 North Central Avenue	Chicago	Illinois	60644								SMF I
10.03	1.23	7801-7811 South Yates Boulevard	7801-7811 South Yates Boulevard	Chicago	Illinois	60649								SMF I
10.04	1.13	1400 Bataan Drive	1400 Bataan Drive	Broadview	Illinois	60155								SMF I
10.05	1.21	2838 East 91st Street	2838 East 91st Street	Chicago	Illinois	60617								SMF I
10.06	1.04	3302 Clifton Avenue	3302 Clifton Avenue	Baltimore	Maryland	21216								SMF I
10.07	1.2	11250-11256 South Indiana Avenue	11250-11256 South Indiana Avenue	Chicago	Illinois	60628								SMF I
10.08	1.02	3512, 3514 and 3516 Clifton Avenue	3512, 3514 and 3516 Clifton Avenue	Baltimore	Maryland	21216								SMF I
10.09	1.22	2900 East 91st Street	2900 East 91st Street	Chicago	Illinois	60617								SMF I
10.10	1.28	5832 West North Avenue	5832 West North Avenue	Chicago	Illinois	60639								SMF I
10.11	1.18	222 East 109th Street	222 East 109th Street	Chicago	Illinois	60628								SMF I
10.12	1.19	234 East 109th Street	234 East 109th Street	Chicago	Illinois	60628								SMF I
10.13	1.05	2606 Talbot Road	2606 Talbot Road	Baltimore	Maryland	21216								SMF I
10.14	1.11	5024 West Quincy Street	5024 West Quincy Street	Chicago	Illinois	60644								SMF I
10.15	1.24	4301 West Potomac Avenue	4301 West Potomac Avenue	Chicago	Illinois	60651								SMF I
10.16	1.27	1117 North Lawler Avenue	1117 North Lawler Avenue	Chicago	Illinois	60651								SMF I
10.17	1.1	1042 North Leamington Avenue	1042 North Leamington Avenue	Chicago	Illinois	60651								SMF I
10.18	1.17	6923-6925 South Indiana Avenue	6923-6925 South Indiana Avenue	Chicago	Illinois	60637								SMF I
10.19	1.01	2210 Roslyn Avenue	2210 Roslyn Avenue	Baltimore	Maryland	21216								SMF I
10.20	1.03	2826 Windsor Avenue	2826 Windsor Avenue	Baltimore	Maryland	21216								SMF I
10.21	1.09	1123 North Lawler Avenue	1123 North Lawler Avenue	Chicago	Illinois	60651								SMF I
10.22	1.29	9400 South Laflin Street	9400 South Laflin Street	Chicago	Illinois	60620								SMF I
10.23	1.12	9000 South Bishop Street	9000 South Bishop Street	Chicago	Illinois	60620								SMF I
10.24	1.16	6618 South Wabash Avenue	6618 South Wabash Avenue	Chicago	Illinois	60637								SMF I
10.25	1.26	14133 South School Street	14133 South School Street	Riverdale	Illinois	60827								SMF I
10.26	1.06	5448 West Adams Street	5448 West Adams Street	Chicago	Illinois	60644								SMF I
10.27	1.25	14020 South School Street	14020 South School Street	Riverdale	Illinois	60827								SMF I
10.28	1.14	8308 South Ingleside Avenue	8308 South Ingleside Avenue	Chicago	Illinois	60619								SMF I
10.29	1.15	8312 South Ingleside Avenue	8312 South Ingleside Avenue	Chicago	Illinois	60619								SMF I
11	2	Iron Horse Hotel	500 West Florida Street	Milwaukee	Wisconsin	53204	19,500,000	4.40000%	120	2/6/2025	360	0.00500%	0.00000%	SMF I	NAP
18	3	Dadeland West Executive Park	10625-10691 North Kendall Drive	Miami	Florida	33176	14,000,000	4.45000%	118	12/6/2024	360	0.00500%	0.05000%	SMF I	NAP
23	4	One Eleven Shopping Center	78520, 78640, 78860 and 78720 Highway 111	La Quinta	California	92253	11,500,000	4.25000%	120	2/6/2025	360	0.00500%	0.05000%	SMF I	NAP
31	5	Anaheim Hills Village	5624-5642 East La Palma Avenue	Anaheim	California	92807	10,274,551	4.34700%	118	12/6/2024	358	0.00500%	0.00000%	SMF I	NAP
32	6	River Knolls Apartments	500 Hilltop Drive & 805 Mercedes Lane	Redding	California	96003	10,200,000	4.44600%	119	1/6/2025	360	0.00500%	0.00000%	SMF I	NAP
35	7	Village Lakes Shopping Center	300-340 Town Center Boulevard	White Lake	Michigan	48386	9,863,230	4.50000%	119	1/6/2025	359	0.00500%	0.00000%	SMF I	NAP
37	8	5720 Crossings Boulevard	5720 Crossings Boulevard	Nashville	Tennessee	37013	9,327,056	4.78000%	83	1/6/2022	359	0.00500%	0.00000%	SMF I	NAP
44	9	Carrillo Plaza	202-210 West Carrillo Street & 1015 De La Vina Street	Santa Barbara	California	93101	7,920,121	4.28700%	118	12/6/2024	358	0.00500%	0.00000%	SMF I	NAP
45	10	Howard Johnson Jamaica	139-09 Archer Avenue	Jamaica	New York	11435	7,462,720	4.76800%	117	11/6/2024	297	0.00500%	0.00000%	SMF I	NAP
49	11	East Michigan Avenue Self Storage	1400 East Michigan Avenue	Saline	Michigan	48176	6,325,000	4.37000%	119	1/6/2025	360	0.00500%	0.00000%	SMF I	NAP
53	12	Tree Summit Village	3870 Peachtree Industrial Boulevard	Duluth	Georgia	30096	5,700,000	4.47000%	118	12/6/2024	360	0.00500%	0.00000%	SMF I	NAP
54	13	29th Street Self Storage	2345 29th Street Southeast	Grand Rapids	Michigan	49508	5,575,000	4.37000%	119	1/6/2025	360	0.00500%	0.00000%	SMF I	NAP
56	14	Garners Ferry Crossing	7546 Garners Ferry Road	Columbia	South Carolina	29209	5,380,837	4.71900%	117	11/6/2024	357	0.00500%	0.00000%	SMF I	NAP
60	15	Highland Road Self Storage	6123 Highland Road	Waterford	Michigan	48327	4,775,000	4.37000%	119	1/6/2025	360	0.00500%	0.00000%	SMF I	NAP
64	16	Pontiac Trail Self Storage	50586 Pontiac Trail	Wixom	Michigan	48393	3,976,000	4.37000%	119	1/6/2025	360	0.00500%	0.00000%	SMF I	NAP
69	17	Memphis Jellystone RV Park	1400 Audubon Point Drive	Horn Lake	Mississippi	38637	3,375,000	4.63000%	120	2/6/2025	240	0.00500%	0.00000%	SMF I	NAP
74	18	South Dort Highway Self Storage	2325 South Dort Highway	Flint	Michigan	48507	2,152,288	4.37000%	119	1/6/2025	299	0.00500%	0.00000%	SMF I	NAP

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

B-1

Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

None.

B-30-1-1

Exhibit B-30-2

List of Mortgage Loans with Permitted Mezzanine Debt

Loan #	Mortgage Loan
10	Pangea 10
18	Dadeland West Executive Park

B-30-2-1

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

B-30-3-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Representation	Mortgage Loan	Description of Exception

(7) Junior Liens	Village Lakes Shopping Center (No. 35)
A principal of the Mortgagor has pledged his ownership interests in an indirect equity owner of the Mortgagor in connection with a line of credit in an amount not to exceed $4,000,000.  The lender under such line of credit has entered into a standstill agreement with the Mortgagee.

(13) Actions Concerning Mortgage Loan	River Knolls Apartments (No. 32)
The related guarantor is the subject of a Chapter 11 bankruptcy proceeding (the “Bankruptcy”) following an involuntary bankruptcy in 2008.  The United States Bankruptcy Court Central District of California, Santa Ana Division, approved the Fourth Amended Plan of Reorganization on May 27, 2010 (the “Plan”) in connection with the Bankruptcy.  According to written confirmation from the Plan’s trustee, dated December 12, 2014, all payments to be made pursuant to the Plan are current, and the terms of the Plan expressly anticipate and allow for the financing and refinancing of the Mortgaged Property.  The Mortgage Loan documents include a loss carve-out to the Mortgagor and the guarantor to cover losses incurred by the Mortgagee as a result of any amendment of the Plan and/or the conversion of the Bankruptcy.

(24) Local Law Compliance	Pangea 10 (No. 10)
Several of the Mortgaged Properties are legal non-conforming as to use.  The legal use of any of the applicable Mortgaged Properties may lapse if there is a protracted discontinuance of such use.  The Mortgage Loan documents contain a loss recourse carve-out in the event of a protracted discontinuance of the legal use of any of the applicable Mortgaged Properties following a casualty or condemnation of any such Mortgaged Property.

In addition, there are open building code violations at several of the Mortgaged Properties as indicated in the related zoning reports and city records searches.  A violations indemnity from the guarantor has been obtained.

(24) Local Law Compliance	Iron Horse Hotel (No. 11)
The Mortgaged Property is subject to a violation relating to required repairs to its façade.  The Mortgagor has deposited funds into a reserve in connection with such repairs and has covenanted to remedy the related violation within nine months after the origination of the Mortgage Loan.  In addition, the Mortgagor and the related guarantor have indemnified the Mortgagee for any loss suffered in connection with the violation.

(24) Local Law Compliance	Carrillo Plaza (No. 44)	The Mortgaged Property is subject to a Declaration of Covenants and Restrictions with Respect to Certain Environmental Obligations (the “Declaration”), which Declaration requires any owner of the Mortgaged Property (“Indemnitors”) to indemnify its prior owners in connection with the Mortgaged Property’s prior use as a drycleaner and to obtain and maintain in place for a

Representation	Mortgage Loan	Description of Exception

period of 30 years environmental liability insurance insuring Indemnitors and the indemnified parties under the Declaration against liability for any claims, damages, losses or remediation costs with respect to any environmental claim that could be brought against the indemnified parties as a result of any environmental condition or claim thereof relating to the Mortgaged Property.  Neither the Sponsor nor the Mortgagor has purchased or plans to purchase such a 30-year environmental insurance policy.  However, since the date of the Declaration, the Central Coast Regional Water Quality Control Board (“RWQCB”) issued a Certificate of Completion on April 23, 2014, which required no additional remedial action for the Mortgaged Property’s existing commercial land use.  In addition, the Sponsor has purchased a 10-year environmental insurance policy naming the Mortgagee as an additional insured.  Further, the Mortgagor and the related guarantors have indemnified the Mortgagee for any loss suffered in connection with any environmental issue relating to the Mortgaged Property and any liability arising out of the Declaration.

(24) Local Law Compliance	Highland Road Self Storage (No. 60)
The Mortgaged Property is legal nonconforming as to use.  Use of the Mortgaged Property as a commercial storage facility is permitted under applicable zoning requirements upon special approval by the Waterford Township Planning Commission, which approval was granted in February 2006.

(30) Due on Sale or Encumbrance	Pangea 10 (No. 10)
The Mortgage Loan documents permit certain transfers of more than 50% of the equity interests in the Mortgagor without the consent of the holder of the related Mortgage if such transfers do not result in a change of “Control” (as defined in the Mortgage Loan documents) of the Mortgagor.  Pursuant to the Mortgage Loan documents, no change in “Control” shall be deemed to have occurred so long as the related guarantor maintains no less than 51% of the direct or indirect equity interests in the Mortgagor and controls the day-to-day management of the Mortgagor and the Mortgaged Property.  Other than in connection with transfers occurring as a result of death or estate planning, the Mortgage Loan documents prohibit direct or indirect transfers that result, in the aggregate, in a transfer of greater than 49% of the direct or indirect interests in the Mortgagor.

(30) Due on Sale or Encumbrance	5720 Crossings Boulevard (No. 37)	The Mortgage Loan documents permit the Mortgagor to participate in a payment in lieu of taxes (“PILOT”) program, whereby taxes payable on the Mortgaged Property are to be effectively frozen for four years at the rate in effect in 2013. It is anticipated that, in order for the Mortgagor to participate in such program, (a) the Mortgagor will transfer fee title to the Mortgaged Property to the Industrial Development Board (the “IDB”) and (b) the IDB will simultaneously lease the Mortgaged Property back to the Mortgagor pursuant to a ground lease (the “Ground Lease”) with a one-time rent payment of $100 and a four-year term expiring at the end of 2018, at which point fee title to the Mortgaged Property will be reconveyed to the Mortgagor. The Mortgagor is expected, pursuant to the Mortgage Loan documents, to grant the Mortgagee a leasehold mortgage secured by the leasehold interest created pursuant to the Ground Lease and, upon expiration of the PILOT

Representation	Mortgage Loan	Description of Exception
program and reconveyance of fee title to the Mortgagor, a mortgage secured by such fee title.

(30) Due on Sale or Encumbrance	Carrillo Plaza (No. 44)
The Mortgagor consists of New Group-Santa Barbara, LLC (“Fee Mortgagor”), which owns the fee interest in the Mortgaged Property, and NG Santa Barbara Leasehold, LLC (“Leasehold Mortgagor”), which owns a leasehold interest in the Mortgaged Property pursuant to a master lease from Fee Mortgagor.  The Mortgage Loan documents permit without the Mortgagee’s consent, and include as a permitted transfer in the “due on sale” provisions thereof, the transfer of one hundred percent (100%) of the sole membership interest in Fee Mortgagor by the entity holding such interest as of the date of the origination of the Mortgage Loan (which entity is the qualified intermediary with respect to the 1031 exchange being consummated in connection with the acquisition of the Mortgaged Property) to the sole member of Leasehold Mortgagor in connection with the finalization of the 1031 exchange transaction.

(31) Single-Purpose Entity	Iron Horse Hotel (No. 11)
The Mortgagor previously held a leasehold interest in real property located near the Mortgaged Property for the purposes of parking and staging in connection with the renovation of the Mortgaged Property.  The Mortgagor and the related guarantor have indemnified the Mortgagee for any loss suffered in connection with such previously held leasehold interest.

(31) Single-Purpose Entity	Dadeland West Executive Park (No. 18)
In lieu of making distributions to its owners, the Mortgagor has made one or more loans (collectively, the “Existing Loan”) to its affiliate, The Green Companies, Inc. (“The Green Companies”), as evidenced by that certain Demand Line of Credit Promissory Note, dated as of October 1, 2014, in the aggregate amount of $16,000,000.00 (the “Existing Loan Note”).  The Existing Loan Note is unsecured and had an outstanding balance as of the date of the origination of the Mortgage Loan of $9,956,993.43.  The Mortgagor is permitted to make additional loans and advances (individually, the “Permitted Loan” and, collectively, the “Permitted Loans”) to The Green Companies provided that, in each case, the Permitted Loan is (a) evidenced by a promissory note that includes an interest rate and a maturity date, (b) in an amount that does not exceed the net cash flow of the Mortgagor otherwise available for distribution to its partners after all required payments have been made pursuant to the Mortgage Loan documents, including, but not limited to, any operating expenses payable by the Mortgagor during such period, and (c) unsecured.  The Mortgage Loan documents include a non-recourse carve-out to the Mortgagor for any losses incurred by the Mortgagee in connection with any action, suit, proceeding or investigation instituted against the Mortgagee by any third party (including the Mortgagor) as a result of the Existing Loan and/or the Permitted Loans.

(34) Ground Leases	5720 Crossings Boulevard (No. 37)
It is anticipated that, in order for the Mortgagor to participate in a payment in lieu of taxes (“PILOT”) program with respect to the Mortgaged Property, (a) the Mortgagor will transfer fee title to the Mortgaged Property to the Industrial Development Board (the “IDB”) and (b) the IDB will simultaneously lease the Mortgaged Property back to the Mortgagor pursuant to a ground lease (the “Ground Lease”).  The Mortgagor

Representation	Mortgage Loan	Description of Exception
intends to grant the Mortgagee a leasehold mortgage secured by the leasehold interest created pursuant to the Ground Lease, which will have a term expiring in 2018, prior to the stated maturity of the Mortgage Loan.

(38) Bankruptcy	River Knolls Apartments (No. 32)
The related guarantor is the subject of a Chapter 11 bankruptcy proceeding (the “Bankruptcy”) following an involuntary bankruptcy in 2008.  The United States Bankruptcy Court Central District of California, Santa Ana Division, approved the Fourth Amended Plan of Reorganization on May 27, 2010 (the “Plan”) in connection with the Bankruptcy.  According to written confirmation from the Plan’s trustee, dated December 12, 2014, all payments to be made pursuant to the Plan are current, and the terms of the Plan expressly anticipate and allow for the financing and refinancing of the Mortgaged Property.  The Mortgage Loan documents include a loss carve-out to the Mortgagor and the guarantor to cover losses incurred by the Mortgagee as a result of any amendment of the Plan and/or the conversion of the Bankruptcy.

(39) Organization of Mortgagor	East Michigan Avenue Self Storage (No. 49) 29th Street Self Storage (No. 54) Highland Road Self Storage (No. 60) Pontiac Trail Self Storage (No. 64) South Dort Highway Self Storage (No. 74)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(40) Environmental Conditions	Carrillo Plaza (No. 44)
The ESA reported that the Mortgaged Property was formerly operated as drycleaner from 1947 until at least 2005, with past discharges of tetrachloroethylene (“PCE”) impacting soil and groundwater.  The Mortgaged Property was remediated for PCE in soil and groundwater pursuant to an agreement entered into between the prior owner of the Mortgaged Property and the California Regional Water Quality Control Board (the “RWQCB”) on June 3, 2011.  The RWQCB issued a Certificate of Completion (the “Certificate of Completion”) on April 23, 2014, which required no additional remediation action for the Mortgaged Property’s existing commercial land use.  On April 25, 2014, the RWQCB issued a letter (the “Letter”) requiring biannual groundwater monitoring, along with the submission of monitoring reports to the RWCQB, through 2019 and stating that it would agree to a deed restricting the Mortgaged Property to commercial use (or as determined by vapor intrusion risk) if further indoor air sampling is not performed before April 23, 2015, as sampling results existing as of the date of the Letter were not sufficiently conclusive to determine potential future risks associated with the residential use of the Mortgaged Property.  The ESA recommended that the Mortgagor (a) conduct indoor air sampling prior to April 23, 2015 to avoid implementation of the deed restriction referenced in the Letter, (b) comply with the biannual groundwater monitoring and reporting requirements contained in the Letter and (c) request site closure upon the availability of supporting data.  The Mortgagor and the guarantor have covenanted in an environmental indemnity agreement to implement the ESA’s recommendations described in the foregoing sentence, to comply in all respects with the

Representation	Mortgage Loan	Description of Exception
requirements of the Certificate of Completion and the Letter and to indemnify the Mortgagee for any losses associated with any environmental conditions or hazardous substances at the Mortgaged Property.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

[                              ] (“Seller”) hereby certifies as follows:

1.
All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of February 1, 2015 (the “Agreement”), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.
The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.
Neither the Prospectus, dated February 9, 2015 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated February 17, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ and Class C Certificates, nor the Offering Circular, dated February 17, 2015 (the “Offering Circular”), relating to the offering of the Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class R Certificates, in the case of the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related Mortgaged Properties and/or the Seller or omitted or omits to state therein a material fact relating to the Mortgage Loans, the related Mortgaged Properties and/or the Seller required to be stated therein or necessary in order to make the statements therein relating to the Mortgage Loans, the related Mortgaged Properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-1

Certified this __ day of February, 2015.

STARWOOD MORTGAGE FUNDING I LLC

By:
Name:
Title:

D-2